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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                _______________

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                ________________

                       Date of Report:  October 10, 1996
               Date of Earliest Event Reported:  October 9, 1996

                                 PANENERGY CORP
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)
                                     1-8157
                            (Commission File Number)
                                   74-2150460
                    (I.R.S. Employer Identification Number)

                             5400 Westheimer Court
                                 P.O. Box 1642
                           Houston, Texas  77251-1642
          (Address, including zip code, of principal executive office)

                               _________________


              Registrant's telephone number, including area code:
                                 (713) 627-5400





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Item 5.  Other Events.

         On October 9, 1996, PanEnergy Corp entered into an underwriting agreement for the public offering of $150 million principal amount of its 7% Notes Due 2006. Closing of the transaction is expected to take place on October 15, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         1       Underwriting Agreement and Terms Agreement between PanEnergy
         Corp and Chase Securities Inc., BA Securities, Inc., Lehman Brothers and Morgan Stanley & Co. Incorporated, dated October 9, 1996.

         4       Resolutions of the Pricing Committee of the Board of Directors
         of PanEnergy Corp, adopted on October 9, 1996, establishing the terms of the Notes and incorporating the form of the Note.

         5       Opinion of Sullivan & Cromwell regarding legality of the
         Notes, dated October 9, 1996.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PANENERGY CORP


                                        By:  /s/ SANDRA P. MEYER
                                           ------------------------------------
                                           Sandra P. Meyer
                                           Vice President, Treasurer
                                             and Controller



Date:  October 10, 1996










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                               INDEX TO EXHIBITS

    1     Underwriting Agreement and Terms Agreement between PanEnergy
          Corp and Chase Securities Inc., BA Securities, Inc., Lehman Brothers and Morgan Stanley & Co. Incorporated, dated October 9, 1996.

    4 Resolutions of the Pricing Committee of the Board of Directors of PanEnergy Corp, adopted on October 9, 1996, establishing the terms of the Notes and incorporating the form of the Note.

    5 Opinion of Sullivan & Cromwell regarding legality of the Notes, dated October 9, 1996.